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                                                                    EXHIBIT 4.2

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                               VIRTUAL CHIPS, INC.
                             1994 STOCK OPTION PLAN

                        INCENTIVE STOCK OPTION AGREEMENT
                         MONTHLY VESTING OVER FOUR YEARS


     Virtual Chips, Inc., a California corporation (the "Company"), hereby grants an option to purchase Shares of its Common Stock to the optionee named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the Company's 1994 Stock Option Plan (the "Plan").


Date of Option Grant:  __________, 199__

Name of Optionee:

Optionee's Social Security Number:  _____-____-_____

Number of Shares of Common Stock Covered by Option:

Exercise Price per Share:  $___________________________________________________

Vesting Start Date:  __________, 199__


     BY SIGNING THIS COVER SHEET, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE ATTACHED AGREEMENT AND IN THE PLAN, A COPY OF WHICH IS ALSO ENCLOSED.


Optionee:______________________________________________________________________
                                   (Signature)


Company: ______________________________________________________________________
                                   (Signature)

          Title: ______________________________________________________________

Attachment



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                        INCENTIVE STOCK OPTION AGREEMENT


INCENTIVE STOCK OPTION   This option is intended to be an incentive stock option
                         under section 422 of the Internal Revenue Code and will be interpreted accordingly.

EXERCISE AND             This option is immediately exercisable in full on
VESTING                  the later of (i) January 1, 1996 or (ii) the date of
                         the first anniversary of the Vesting Start Date as shown on the cover sheet. The Shares under this option will vest (i.e., no longer subject to right of repurchase) over a four-year period at the rate indicated below:


                                                       Portion of Shares Vested
                                                       ------------------------
                         From the Vesting Start Date
                         until 12 months thereafter               None

                         On the first anniversary of
                         the Vesting Start Date                    25%

                         For each additional full month
                         of your continuous employment
                         with the Company thereafter              1/48

                         On the fourth anniversary of
                         the Vesting Start Date                   100%

RIGHT OF REPURCHASE      In the event the you cease to be continuously
                         employed by the Company for any reason, the Company will have the right to repurchase all of the shares subject to this Agreement that you had exercised and have not yet vested. If the Company fails to provide you with written notice of its intention to purchase such shares before or within 90 days of the date the Company receives written notice from you of your termination of employment, the Company's right to purchase such shares shall terminate. The purchase price for any shares repurchased shall be the price that you paid for those shares (or, in the event that the consideration for the shares is services rendered by you for the Company, the value of those services) and shall be paid in cash. The Company's right of repurchase shall terminate in the event that Stock is listed on an established stock exchange or is quoted regularly on the Nasdaq
                         Stock Market.

                         Your "continuous employment" shall cease when you cease to be actively employed by, or a consultant or adviser to, the Company as determined in the sole discretion of the Committee. A leave of absence, regardless of the reason, shall be deemed to constitute the cessation of your active employment unless such leave is authorized by the Company, and you return within the time specified in such authorization.

TERM Your option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Grant, as shown on the cover sheet. (It will expire earlier if your Company service terminates, as described below.)



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REGULAR TERMINATION      If your service as an employee of the Company (or
                         any subsidiary) terminates for any reason except death or Disability, then your option will expire at the close of business at Company headquarters on the 30th day after your termination date.

                         Notwithstanding anything else in this Agreement to the contrary, in the event that you cease to be employed by the Company within twelve months from the Vesting Start Date for any reason all rights to purchase shares under this Option shall immediately terminate.

DEATH If you die as an employee of the Company (or any subsidiary), then your option will expire at the close of business at Company headquarters on the date six months after the date of death. During that six-month period, your estate or heirs may exercise the vested portion of your option.

DISABILITY               If your service as an employee of the Company (or
                         any subsidiary) terminates because of your Disability, then your option will expire at the close of business at Company headquarters on the date six months after your termination date.

                         "Disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

LEAVES OF ABSENCE        For purposes of this option, your service does not
                         terminate when you go on a BONA FIDE leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law.
                         However, your service will be treated as terminating ninety (90) days after you went on leave, unless your right to return to active work is guaranteed by law or by a contract. Your service terminates in any event when the approved leave ends, unless you immediately return to active work.

                         The Company determines which leaves count for this purpose, and when your service terminates for all purposes under the Plan.

RESTRICTIONS ON          The Company will not permit you to exercise this option
EXERCISE                 if the issuance of Shares at that time would violate
                         any law or regulation.

NOTICE OF EXERCISE       When you wish to exercise this option, you must
                         notify the Company by filing the proper "Notice of Exercise" form attached hereto. Your notice must specify how many Shares you wish to purchase.
                         Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse's names as community property or as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

                         If someone else wants to exercise this option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.




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PERIODS OF               Any other provision of this Agreement
NONEXERCISABILITY        notwithstanding, the Company shall have the right
                         to designate one or more periods of time, each of which shall not exceed 180 days in length, during which this option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this option shall be exercisable.

FORM OF PAYMENT          When you submit your notice of exercise, you must
                         include payment of the option price for the Shares you are purchasing. Payment may be made in one
                         (or a combination) of the following forms:

                         - Your personal check, a cashier's check or a money order.

                         - Common Shares which have already been owned by you for any time period specified by the Committee and which are surrendered to the Company. The value of the Shares, determined as of the effective date of the option exercise, will be applied to the option price.

                         - To the extent that a public market for the Shares exists as determined by the Company, by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

WITHHOLDING TAXES        You will not be allowed to exercise this option unless
                         you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or the sale of shares acquired upon exercise of this option.


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MARKET STAND-OFF AGREEMENT    In connection with any underwritten public
                              offering by the Company of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Company's initial public offering, you shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any shares without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or such underwriters (not to exceed one hundred-eighty (180) days).

                              In order to enforce the provisions of this paragraph, the Company may impose stop-transfer instructions with respect to the shares until the end of the applicable stand-off period.

RESTRICTIONS ON RESALE        By signing this Agreement, you agree not to
                              sell any option Shares at a time when
                              applicable laws, regulations or Company or underwriter trading policies prohibit a sale.

                              You represent and agree that the Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof.

                              In the event that the sale of Shares under the Plan is not registered under the Securities Act of 1933 but an exemption is available which requires an investment representation or other representation, you shall represent and agree at the time of exercise to make such representations as are deemed necessary or appropriate by the Company and its counsel.


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THE COMPANY'S                 In the event that you propose to sell,
RIGHT OF FIRST                pledge or otherwise transfer to a third
REFUSAL                       party any vested shares acquired under this
                              Agreement, or any interest in such shares, the Company shall have the "Right of First
                              Refusal" with respect to all (and not less than all) of such shares. If you desire to transfer vested shares acquired under this Agreement, you must give a written "Transfer
                              Notice" to the Company describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee. The
                              Transfer Notice shall be signed both by you and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the shares. The
                              Company shall have the right to purchase all, and not less than all, of the shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer
                              Notice was received by the Company.

                              If the Company fails to exercise its Right of First Refusal before or within 30 days after the date when it received the Transfer Notice, you may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the shares was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the option of paying for the shares with lawful money equal to the present value of the consideration described in the Transfer Notice.

                              The Company's Right of First Refusal
                              shall inure to the benefit of its
                              successors and assigns, shall be freely
                              assignable in whole or in part and shall be binding upon any transferee of the shares.

                              The Company's Right of First Refusal
                              shall terminate in the event that Stock
                              is listed on an established stock
                              exchange or is quoted regularly on the
                              Nasdaq Stock Market.

TRANSFER OF OPTION            Prior to your death, only you may exercise
                              this option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan.
                              If you attempt to do any of these things, this option will immediately become invalid.
                              You may, however, dispose of this option in your will.

                              Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your



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                              spouse or former spouse, nor is the Company
                              obligated to recognize such individual's interest in your option in any other way.

RETENTION RIGHTS              Your option or this Agreement do not give you
                              the right to be retained by the Company (or any subsidiaries) in any capacity. The
                              Company (and any subsidiaries) reserve the right to terminate your service at any time and for any reason.

SHAREHOLDER RIGHTS            You, or your estate or heirs, have no rights
                              as a shareholder of the Company until a
                              certificate for your option Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

ADJUSTMENTS                   In the event of a stock split, a stock
                              dividend or a similar change in the Company stock, the number of Shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

LEGENDS All certificates representing the Shares issued upon exercise of this option shall, where applicable, have endorsed thereon the following legends:

                                "THE SECURITIES REPRESENTED BY THIS
                                CERTIFICATE MAY NOT BE SOLD,
                                TRANSFERRED, ENCUMBERED OR IN ANY MANNER
                                DISPOSED OF, EXCEPT IN COMPLIANCE WITH
                                THE TERMS OF A WRITTEN AGREEMENT BETWEEN
                                THE COMPANY AND THE INITIAL HOLDER
                                HEREOF.  SUCH AGREEMENT PROVIDES FOR
                                CERTAIN TRANSFER RESTRICTIONS, INCLUDING
                                RIGHTS OF FIRST REFUSAL UPON AN
                                ATTEMPTED TRANSFER OF THE SECURITIES AND
                                CERTAIN REPURCHASE RIGHTS IN FAVOR OF
                                THE COMPANY UPON TERMINATION OF SERVICE
                                WITH THE COMPANY.  THE SECRETARY OF THE
                                COMPANY WILL UPON WRITTEN REQUEST
                                FURNISH A COPY OF SUCH AGREEMENT TO THE
                                HOLDER HEREOF WITHOUT CHARGE."

                                "THE SHARES REPRESENTED HEREBY HAVE
                                NOT BEEN REGISTERED UNDER THE
                                SECURITIES ACT OF 1933, AS AMENDED,
                                AND MAY NOT BE SOLD, PLEDGED, OR
                                OTHERWISE TRANSFERRED WITHOUT AN
                                EFFECTIVE REGISTRATION THEREOF
                                UNDER SUCH ACT OR AN OPINION OF
                                COUNSEL, SATISFACTORY TO THE
                                COMPANY AND ITS COUNSEL, THAT SUCH
                                REGISTRATION IS NOT REQUIRED."

APPLICABLE LAW                This Agreement will be interpreted and
                              enforced under the laws of the State of
                              California.




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THE PLAN AND OTHER            The text of the Plan is incorporated in this
AGREEMENTS                    Agreement by reference.  Certain capitalized terms
                              used in this Agreement are defined in the Plan.

                              This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.

          BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.




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                       NOTICE OF EXERCISE OF STOCK OPTION


Virtual Chips, Inc.
2107 N. First Street, #100
San Jose, CA 95131
Attn:  Chief Financial Officer

               Re:  Exercise of Stock Option to Purchase
                    Shares of Company Stock

Ladies and Gentlemen:

     Pursuant to the Stock Option Agreement dated __________, 199___ (the "Stock Option Agreement"), between Virtual Chips, Inc., a California corporation (the "Company"), and the undersigned, I hereby elect to purchase _____________ shares of the common stock of the Company (the "Shares"), at the price of $__________ per Share. My check in the amount of $______________ is enclosed. The Shares are to be issued in _____ certificate(s) and registered in the name(s) of:

                           __________________________
                           __________________________

     The undersigned understands there may be tax consequences as a result of the purchase or disposition of the Shares. The undersigned represents that he/she has received and reviewed the Plan's federal income information and consulted with any tax consultants he/she deems advisable in connection with the purchase or disposition of the Shares and the undersigned is not relying on the Company for any tax advice.

     The undersigned acknowledges that he/she has received, read and understood the Stock Option Agreement and agrees to abide by and be bound by their terms and conditions. The undersigned represents that the Shares are being acquired solely for its own account and not as a nominee for any other party, or for investment, and that the undersigned purchaser will not offer, sell or otherwise dispose of any such Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

Dated:  _____________________

                                        ---------------------------------------
                                                       (Signature)

                                        ---------------------------------------
                                                       (Please Print Name)

                                        Social Security No.____________________
                                        _______________________________________
                                        _______________________________________
                                                  (Full Address)